EXHIBIT 10.32

LICENSE AGREEMENT

AGREEMENT dated as of                      (the “Effective Date”) by and among JEFFERIES FINANCIAL PRODUCTS, LLC (“Jefferies”), a Delaware limited liability company having an office at One Station Place, 3N, Stamford, CT 06902, REUTERS AMERICA LLC (“Reuters”), a Delaware limited liability company having an office at Three Times Square, New York, NY 10036, The Frontier Fund (the “Fund”), a statutory trust formed under the laws of Delaware, and Equinox Fund Management, LLC, a Delaware limited liability company with its principal office at 1660 Lincoln Street, Suite 100, Denver, CO 80264 (the “Managing Owner”) (the Fund and the Managing Owner collectively “Licensee”).

WHEREAS, Jefferies and Reuters (collectively “Licensors”) have entered into a joint marketing agreement pursuant to which they have agreed to jointly promote and market the Reuters/Jefferies CRB Index (the “Joint Marketing Agreement”);

WHEREAS, one or both of the Licensors, individually, jointly, together with affiliates or agents, as applicable, compiles, calculates, maintains and owns rights in and to the Reuters/Jefferies CRB Index, and to the proprietary data contained therein (individually and collectively referred to as the “Reuters/Jefferies CRB Index”); and

WHEREAS, Licensee or its affiliates wishes to use the Reuters/Jefferies CRB Index as the basis of the product(s) described in Exhibit A hereto (the “Product(s)”); and

WHEREAS, Licensee wishes to use Jefferies’ and/or Reuters’ names and the Reuters/Jefferies CRB Index name (together the “Marks”) in connection with the issuance, marketing and/or promotion of the Product(s) under applicable law, rules and regulations in order to indicate that Licensors are the source of the Reuters/Jefferies CRB Index; and

WHEREAS, Licensors wish to license to Licensee the use of the Reuters/Jefferies CRB Index and the Marks in connection with the Product(s) all in accordance with the terms and conditions hereinafter set forth;

NOW, THEREFORE, the parties hereto agree as follows:

1. Grant and Scope of License. Subject to the terms and conditions of this Agreement, Licensors hereby grant Licensee a non-exclusive, non-transferable, worldwide, limited license, with no right to sublicense, (i) to reproduce, distribute and display publicly the Reuters/Jefferies CRB Index as a component of the Product(s) described in Exhibit A to be issued, written and/or sold by Licensee; and (ii) to use and refer to the Marks in connection with the marketing and promotion of such Product(s) and in connection with making such disclosure about the Product(s) as Licensee deems necessary or desirable under any applicable law, rules or regulations, but, in each case, only to the extent necessary to indicate the source of the Reuters/Jefferies CRB Index and subject to Section 4. It is expressly agreed and understood by Licensee that no rights to use the Reuters/Jefferies CRB Index or the Marks are granted hereunder other than those specifically described and expressly granted herein.

2. Term and Termination.

(a) This Agreement shall commence on the Effective Date and shall continue in effect for three (3) years (“Initial Term”), after which it shall automatically renew for successive one-year periods (each a “Renewal Term” and together with the Initial Term the “Term”) unless and until (i) Licensors or Licensee terminate this Agreement at the expiration of the Initial Term or any Renewal Term by giving at least ninety (90) days’ prior written notice to the other parties, or (ii) terminated as set forth below;

(b) Licensors shall have the right to immediately terminate this Agreement in the event of any breach or threatened breach of this Agreement by Licensee if: (a) the breach or threatened breach has remained uncured for thirty (30) days following Licensee’s receipt of Licensor’s written notice of such claim, or (b) the breach or threatened breach is not susceptible to cure;

(c) Licensors shall have the right to terminate this Agreement upon termination of the Joint Marketing Agreement; and

(d) Licensors shall have the right to terminate this Agreement if Licensors determine in their joint discretion to suspend offering the Reuters/Jefferies CRB Index to licensees in general.

3. License Fees.

(a) As consideration for the license granted under the Agreement with respect to the Product(s) listed in Exhibit A, Licensee shall pay to Reuters the fees (“License Fees”) as set forth on Exhibit B hereto. Licensee shall pay the License Fees within ten business days after the end of the calendar quarter to which the License Fees relate. All amounts shall be paid in cash and shall be non-refundable. All amounts stated are net of any withholding taxes, such that the amounts due and payable to Reuters under this Agreement, after any applicable deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed, will not be less than the amounts set forth on Exhibit B.

(b) Licensee shall deliver to Licensors, within ten business days after each calendar quarter during the Term, a written report detailing, in respect of the closing date of such quarter, a list of each Product described in Exhibit A and the net asset value of such Product.

(c) Licensors shall have the right, which may be exercised themselves or through their agents, to audit on a confidential basis the relevant books and records of Licensee to confirm the accuracy of any one or more calculations of License Fees. Licensors shall bear their own costs of any such audit unless it is determined that Licensors have been underpaid by 5% or more with respect to the payments being audited, in which case Licensors’ costs of such audit shall be paid by Licensee.

(d) Licensee shall be responsible for all costs associated with the receipt of the Reuters/Jefferies CRB Index.

4. Informational Materials Review.

(a) Licensee shall use its best efforts to protect the goodwill and reputation of the Reuters/Jefferies CRB Index and of the Marks in connection with its use of the Marks under this Agreement. For the avoidance of doubt, Licensee is not responsible for sending cease and desist letters and/or filing suits to enforce the Marks; however, Licensee is responsible for notifying Licensors promptly if Licensee becomes aware of any infringement or threatened infringement.

(b) Licensee shall submit to Licensors for their review and approval all prospectuses, registration statements, advertisements, brochures and promotional and any other similar informational materials (including documents required to be filed with governmental or regulatory agencies) relating to the Product(s) and that in any way use or refer to Licensors or the Reuters/Jefferies CRB Index (the “Informational Materials”). Each applicable Licensor’s approval shall be required with respect to the use of and description of a Licensor, and Licensors’ approval shall be required with respect to the use of and description of the Reuters/Jefferies CRB Index. Approval by Licensor(s) hereunder shall not be unreasonably withheld or delayed. Once Informational Materials have been approved by Licensor(s), subsequent Informational Materials that do not alter the use or description of Licensors and the Reuters/Jefferies CRB Index need not be submitted for review and approval by Licensors.

(c) In each item of Informational Material, Licensee shall use only the full name of the Reuters/Jefferies CRB Index, and shall not use any abbreviation therefor.

5. Proprietary Rights.

(a) Licensee acknowledges that the Reuters/Jefferies CRB Index is selected, coordinated, arranged and prepared by Licensors through the application of methods and standards of judgment used and developed through the expenditure of considerable work, time and money by Licensors. Licensee also acknowledges that, as between Licensee and Licensors, the Marks are the exclusive property of Reuters, Jefferies and/or their respective subsidiaries or affiliates, as the case may be, that such parties have and retain all proprietary rights therein (including, but not limited to, trademarks and copyrights) and that the Reuters/Jefferies CRB Index and its compilation and composition and changes therein are in the control and sole discretion of Licensors.

(b) Licensors reserve all rights with respect to the Reuters/Jefferies CRB Index and the Marks except those expressly licensed to Licensee hereunder.

(c) The following notice will appear at the foot of any list or table which reproduces in whole or substantial part the Reuters/Jefferies CRB Index: “Copyright 200[ ]. Reuters America LLC and/or Jefferies Financial Products, LLC or their affiliates. Used with permission.”

6. Warranties; Disclaimers; Indemnification.

(a) Licensors represent and warrant that as of the date hereof Licensors or their affiliates own all right, title and interest in, or, to the extent not owned, have all necessary rights to use, the Marks and to grant the license hereunder.

(b) Licensee agrees expressly to be bound itself by and furthermore to include all of the following disclaimers and limitations in its Informational Materials and any contract(s) relating to the Product(s) and upon request to furnish a copy (copies) thereof to Licensors:

“THE PRODUCT(S) IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY REUTERS AMERICA LLC (“REUTERS”), JEFFERIES FINANCIAL PRODUCTS, LLC (“JEFFERIES”) OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES

(COLLECTIVELY THE “LICENSORS”). LICENSORS MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE PRODUCT(S) OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN SECURITIES OR COMMODITIES GENERALLY OR IN THE PRODUCT(S) PARTICULARLY OR THE ABILITY OF THE REUTERS/JEFFERIES CRB INDEX TO TRACK GENERAL COMMODITY MARKET PERFORMANCE. LICENSORS’ ONLY RELATIONSHIP TO [LICENSEE NAME] (“LICENSEE”) IS THE LICENSING OF THE REUTERS/JEFFERIES CRB INDEX, WHICH IS DETERMINED, COMPOSED AND CALCULATED BY LICENSORS WITHOUT REGARD TO THE LICENSEE OR THE PRODUCT(S). LICENSORS HAVE NO OBLIGATION TO TAKE THE NEEDS OF THE LICENSEE OR THE OWNERS OF THE PRODUCT(S) INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE REUTERS/JEFFERIES CRB INDEX. LICENSORS ARE NOT RESPONSIBLE FOR AND HAVE NOT PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THE PRODUCT(S) TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THE PRODUCT(S) IS TO BE CONVERTED INTO CASH. LICENSORS HAVE NO OBLIGATION OR LIABILITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE PRODUCT(S).

LICENSORS AND THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS MAY BUY OR SELL SECURITIES OR COMMODITIES MENTIONED OR CONTEMPLATED HEREIN AS AGENT OR AS PRINCIPAL FOR THEIR OWN ACCOUNTS AND MAY HAVE POSITIONS OR ENGAGE IN TRANSACTIONS BASED ON OR INDEXED TO THE REUTERS/JEFFERIES CRB INDEX. IT IS POSSIBLE THAT LICENSORS’ TRADING ACTIVITY WILL AFFECT THE VALUE OF THE REUTERS/JEFFERIES CRB INDEX. LICENSORS MAY OPERATE AND MARKET OTHER INDICES THAT MAY COMPETE WITH THE REUTERS/JEFFERIES CRB INDEX.

LICENSORS DO NOT GUARANTEE THE QUALITY, ACCURACY AND/OR THE COMPLETENESS OF THE REUTERS/JEFFERIES CRB INDEX OR ANY DATA INCLUDED THEREIN. LICENSORS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE REUTERS/JEFFERIES CRB INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. LICENSORS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE REUTERS/JEFFERIES CRB INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL LICENSORS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.”

Any changes in the foregoing disclaimers and limitations must be approved in advance in writing by an authorized officer of each of Reuters and Jefferies.

(c) Licensee represents and warrants to Licensors, and each Licensor represents and warrants to Licensee, that it has the authority to enter into this Agreement according to its terms.

(d) Licensee represents and warrants to Licensors that the Product(s) shall at all times comply with the descriptions in Exhibit A and shall not violate any of the restrictions set forth therein.

(e) Licensee represents and warrants to Licensors that the Product(s) shall not violate any applicable law, including but not limited to banking, commodities and securities laws.

(f) LICENSORS, THEIR AFFILIATES, EMPLOYEES AND AGENTS, SHALL HAVE NO LIABILITY, CONTINGENT OR OTHERWISE, TO LICENSEE OR TO THIRD PARTIES, FOR THE ACCURACY, COMPLETENESS OR CURRENCY OF THE REUTERS/JEFFERIES CRB INDEX OR FOR DELAYS OR OMISSIONS THEREIN, OR FOR INTERRUPTIONS IN THE DELIVERY OF THE REUTERS/JEFFERIES CRB INDEX. IN NO EVENT WILL LICENSORS BE LIABLE FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS) WHICH MAY BE INCURRED OR EXPERIENCED ON ACCOUNT OF LICENSEE ENTERING INTO OR RELYING ON THIS AGREEMENT, EVEN IF LICENSORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT DIMINISHING THE DISCLAIMERS AND LIMITATIONS SET FORTH IN THIS SECTION 6, IN NO EVENT SHALL THE CUMULATIVE LIABILITY OF LICENSORS TO LICENSEE UNDER THIS AGREEMENT EXCEED THE LICENSE FEES ACTUALLY PAID TO LICENSORS HEREUNDER FOR THE FULL CALENDAR YEAR IMMEDIATELY PRECEDING THE FINDING OF SUCH LIABILITY.

(g) Licensee’s obligations under this Agreement shall be joint and several obligations of the Fund and the Managing Owner. Licensee shall indemnify, protect, and hold harmless Licensors, their affiliates, employees and agents from and against any and all losses, liabilities, judgments, suits, actions, proceedings, claims, damages, costs (including reasonable attorneys’ fees and disbursements) resulting from or arising out of failure to fulfill its obligations under this Agreement, the use by Licensee of the Reuters/Jefferies CRB Index, the Product(s) or otherwise arising out of this Agreement.

7. Confidentiality. Licensee acknowledges that it or its employees may in the course of performing their responsibilities under this Agreement, be exposed to or acquire information which is proprietary to or confidential to Licensors or their affiliates or clients or to third parties to whom Licensors owe a duty of confidentiality. Any and all non-public information of any form obtained by Licensee or its employees, including without limitation information related to the calculation of the Reuters/Jefferies CRB Index, shall be deemed to be confidential and proprietary information. Licensee agrees to hold such information in confidence and not to use or disclose such information for any purpose whatsoever other than as contemplated by this Agreement and to advise each of its employees who may be exposed to such proprietary and confidential information of their obligations hereunder.

8. No Promotion. Except as specifically provided herein, Licensee agrees that it will not, without the prior written consent of the applicable Licensor in each instance, (i) use in advertising, publicity, or otherwise the name of a Licensor, or any affiliate of a Licensor, or any employee of a Licensor, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by a Licensor or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by Licensee has been approved or endorsed by a Licensor or Licensors.

9. Force Majeure. No party shall be liable or deemed to be in default for any delay or failure to perform under this Agreement or for interruption of the services resulting directly or indirectly from any cause beyond such party’s reasonable control.

10. General.

(a) Licensee acknowledges that it has not been induced to enter into this Agreement by any representation or warranty not set forth in this Agreement. This Agreement contains the entire agreement of the parties with respect to its subject matter and supersedes all existing and all other oral, written or other communications between them concerning this subject matter. This Agreement shall not be modified in any way except by a writing signed by all parties.

(b) This Agreement may not be assigned by Licensee without the prior written consent of Licensors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

(c) If any provision of the Agreement (or any portion thereof) shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby.

(d) All notices and other communications under this Agreement shall be (i) in writing, (ii) delivered by hand, by registered or certified mail, return receipt requested, by overnight delivery service, or by facsimile transmission to the address set forth below or such address as a party shall specify by a written notice to the other parties and (iii) deemed given upon receipt.

Notice to Reuters:	Reuters America LLC
3 Times Square
New York, New York 10036
Attn: Thomas Gros, EVP, Global Head Equities, Commodities & EnergyFAX: 646-223-7711

Notice to Jefferies:	Jefferies Financial Products, LLC
The Metro Center
One Station Place, 3N
Stamford, CT 06902
Attn: General Counsel
FAX: 203-708-6529

Notice to Licensee:	Equinox Fund Management, LLC
1660 Lincoln Street, Suite 100
Denver, CO 80264
ATTN: [FILL IN]
FAX: [FILL IN]

(e) The headings in this Agreement are intended for convenience of reference and shall not affect its interpretation.

(f) Licensee acknowledges that a breach of any provision of Section 7 of this Agreement will cause the applicable Licensor irreparable injury and damage and therefore may be enjoined through injunctive proceedings in addition to any other rights and remedies which may be available to Licensors at law or in equity. Licensee consents to jurisdiction in the courts of New York for enforcement of this provision.

(g) This Agreement and all matters relating to or arising under this Agreement shall be governed in all respects by the laws of the State of New York, without giving effect to principles of conflicts of law, and any litigation arising out of or connected in any way with this Agreement shall take place in a State or Federal court of competent jurisdiction in New York County, State of New York.

(h) The following sections shall survive termination of this Agreement: 5, 6, 7, 8 and 10.

(i) Where a Product is traded in a currency other than U.S. dollars, the U.S. dollar equivalent, for purposes of Section 3 and Exhibit B hereunder, will be calculated using the applicable rate of exchange on the valuation date as reported in the Wall Street Journal.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

JEFFERIES FINANCIAL PRODUCTS, LLC	REUTERS AMERICA LLC

By:	By:

Name and Title	Name and Title

EQUINOX FUND MANAGEMENT, LLC	THE FRONTIER FUND

By:	By:

Name and Title	Name and Title

EXHIBIT A

PRODUCTS

“Products” means:

•	Public commodity pools

EXHIBIT B

License Fees: 2 basis points per year, payable as follows: each calendar quarter, 0.5 basis points of (i.e., 0.00005 times) the net asset value as of the end of such quarter of all series of the Product(s) that use, refer to, or are based on, in part or in whole, the Reuters/Jefferies CRB Index.